Exhibit 4.1

NUMBER	UNITS

IMAQU

INTERNATIONAL MEDIA ACQUISITION CORP.

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP 459867 206

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK,

ONE RIGHT TO RECEIVE ONE-TWENTIETH SHARE OF COMMON STOCK

AND ONE WARRANT TO PURCHASE THREE-FOURTHS SHARE OF COMMON STOCK

THIS CERTIFIES THAT ________________________________________________________________________ is the owner of _________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of International Media Acquisition Corp., a Delaware corporation (the “Company”), one right (the “Right(s)”) to receive one-twentieth (1/20) of one share of Common Stock upon the consummation of an initial Business Combination (as defined below) and one redeemable warrant (the “Warrant(s)”). Each Warrant entitles the holder to purchase three-fourths (3/4) of one share of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination (“Business Combination”) and (ii) one year after the effective date of the registration statement relating to the Company’s initial public offering (“IPO”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption (the “Expiration Date”). Every twenty Rights entitles the holder thereof to receive one share of Common Stock upon consummation of the Company’s initial Business Combination. The Common Stock, Rights and Warrants comprising the Units represented by this certificate are not transferable separately prior to the 30th day after the date of the prospectus relating to the Company’s IPO, subject to earlier separation in the discretion of Chardan Capital Markets, LLC, provided that the Company has filed with the Securities and Exchange Commission a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO and issued a press release announcing when separate trading will begin. The terms of the Rights and Warrants are governed by a rights agreement (the “Rights Agreement”), dated as of [•], 2021, and a warrant agreement (the “Warrant Agreement”), dated as of [•], 2021, respectively, both between the Company and Continental Stock Transfer & Trust Company, as the rights agent and warrant agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement and the Warrant Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, New York, New York 10004 and are available to any Right Holder or Warrant Holder, respectively, on written request and without cost

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By
	Chairman of the Board	Chief Financial Officer

International Media Acquisition Corp.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian

					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________ Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the common stock underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”), or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.